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                                                                    EXHIBIT 5.01

                       [LETTERHEAD OF FENWICK & WEST LLP]

                                          January 28, 2000

Silicon Image, Inc.
1060 E. Arques Avenue
Sunnyvale, CA 94086

Gentlemen/Ladies:

    At your request, we have examined the registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about January 31, 2000, under the Securities Act of 1933, as amended, in order to register an aggregate of 1,222,175 shares of your Common Stock (the "STOCK") purchased pursuant to non-plan restricted stock purchase agreements for resale under the Registration Statement by the stockholders named in the Form S-3 prospectus associated with the Registration Statement and in subsequent amendments thereto (the "SELLING STOCKHOLDERS").

    In rendering this opinion, we have examined the following:

    (1) your registration statement on Form S-1 (File No. 333-83665), declared effective by the SEC on October 5, 1999, together with the exhibits filed therewith;

    (2) your quarterly report on Form 10-Q for the quarter ended September 30, 1999;

    (3) your registration statement on Form 8-A (File No. 000-26887), filed with the SEC on July 30, 1999 and effective on October 5, 1999;

    (4) the Registration Statement, together with the exhibits filed as a part thereof and the prospectuses prepared in connection therewith;

    (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and in the minute books of Silicon Image, Inc., a California corporation (the "PREDECESSOR") that are in our possession and the stock records for both you and the Predecessor;

    (6) your Certificate of Incorporation, as amended (the "CERTIFICATE OF INCORPORATION"), and bylaws, as amended (the "BYLAWS"), and the Articles of Incorporation and Bylaws of the Predecessor;

    (7) a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations; and

    (8) a certificate from your transfer agent as to the number of outstanding shares of your common stock as of January 27, 2000.

    We have also confirmed both the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the SEC and have confirmed your eligibility to use Form S-8.
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Silicon Image, Inc.
January 28, 2000
Page 2

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

    We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law.

    In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

    Based upon the foregoing, it is our opinion that the 1,222,175 shares of Stock that may be sold by the Selling Stockholders pursuant to the Registration Statement, when evidenced by appropriate certificates that have been properly executed and delivered and when issued and sold in accordance with the Registration Statement and in the manner referred to in the Form S-3 prospectus associated with the Registration Statement, are validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

    This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

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                                                       Very truly yours,

                                                       FENWICK & WEST LLP

                                                       By:  /s/ DENNIS DEBROECK
                                                            -----------------------------------------
                                                            Dennis DeBroeck, Esq.,
                                                            A Partner
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